SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  ☑
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐      Definitive Proxy Statement
☐      Definitive Additional Materials
☑      Soliciting Material Pursuant to § 240.14a-12

KEYSTONE PROPERTY TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

KEYSTONE PROPERTY TRUST ANNOUNCES
DATES FOR SPECIAL MEETING

WEST CONSHOHOCKEN, PENNSYLVANIA, June 23, 2004 — Keystone Property Trust (NYSE: KTR) today announced that it has set July 1, 2004 as the record date for a special meeting of its common shareholders at which shareholders will be asked to consider and approve the previously-announced merger of Keystone Property Trust with and into a subsidiary of a joint venture entity among ProLogis and affiliates of investment funds managed by Eaton Vance Management. Holders of record of Keystone Property Trust common shares at the close of business on July 1, 2004 will be entitled to vote at the special meeting. The date of the special meeting will be July 30, 2004. Further details regarding the special meeting will be set forth in the definitive proxy statement that Keystone Property Trust will mail to its common shareholders after the record date with regard to the special meeting.

As previously announced, the merger agreement authorizes Keystone Property Trust to pay regular, quarterly dividends to holders of its common shares for each full fiscal quarter that has ended prior to the closing date of the merger. Assuming that the merger is approved at the July 30, 2004 special meeting and that the closing date of the merger takes place shortly thereafter as anticipated, the last full fiscal quarter that will have ended prior to the closing date of the merger will be the fiscal quarter ending June 30, 2004. Subject to the Keystone Property Trust Board of Trustees’ declaration of a dividend on Keystone Property Trust’s common shares in respect of the quarter ending June 30, 2004, Keystone Property Trust expects that dividend would be paid on July 30, 2004.

Proxies may be solicited on behalf of Keystone Property Trust, by members of its Board of Trustees and executive officers. Information about such persons can be found in Keystone Property Trust’s definitive proxy statement relating to its 2004 Annual Meeting of Shareholders, which is available without charge at the U.S. Securities and Exchange Commission’s (“SEC”) Internet website at http://www.sec.gov.

In connection with the proposed transaction, Keystone Property Trust has filed a preliminary proxy statement and will file a definitive proxy statement with the SEC. Keystone Property Trust shareholders should read the definitive proxy statement when it is available because it will contain important information. Investors can obtain the preliminary proxy statement and, once filed, the definitive proxy statement, and other relevant documents, including the merger agreement relating to the proposed transaction, without charge at the SEC’s Internet website.

Keystone Property Trust, with headquarters in West Conshohocken, Pennsylvania, is a fully integrated real estate investment trust with a current portfolio of 143 properties, including properties under development, aggregating over 34 million square feet in the Eastern United States. For more information, contact Jennifer Pancoast at (484) 530-1800, send an email to info@keystoneproperty.com or visit the Company website at www.keystoneproperty.com.

This press release may contain statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent, belief or current expectations of the Company, its trustees, or its officers with respect to the future operating performance of the Company and the result and the effect of legal proceedings. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. Important factors that could cause such differences are described in the Company’s periodic filings with the Securities and Exchange Commission, including the Company’s Form 10-K and quarterly reports on Form 10-Q.